Among

                    INTEGRAMED PHARMACEUTICAL SERVICES, INC.,

                         IVP PHARMACEUTICAL CARE, INC.,

                                       And

                            INTEGRAMED AMERICA, INC.

         THIS MANAGEMENT AGREEMENT ("Agreement"), dated effective as of April 21, 1999 (the "Effective Date"), is made and entered into by and among IntegraMed Pharmaceutical Services, Inc., a Texas corporation with its principal place of business at 2833 Trinity Square Drive, Suite 170, Carrollton, Texas 75006 ("IPSI"), IVP Pharmaceutical Care, Inc., a Texas corporation with its principal place of business at 2833 Trinity Square Drive, Suite 105, Carrollton, Texas 75006 ("IVP"), and IntegraMed America, Inc., a Delaware corporation with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("IntegraMed").

                                    RECITALS

         0.1 WHEREAS, IVP is a licenced pharmacy specializing in dispensing ingestable, injectable, and infusion drugs, pharmaceuticals, and products related to the treatment of human infertility, pursuant to the prescription of a duly licensed and authorized physician ("Pharmaceutical Products"), to end-user patients ("Customers");

         0.2 WHEREAS, IntegraMed has developed, and may develop in the future, relationships with certain Reproductive Science Centers in the United States and the infertility medical practices associated therewith, as set forth on Exhibit
0.2 attached hereto, as may be amended from time to time (such existing and any future Reproductive Science Centers and associated infertility medical practices shall hereinafter be referred to collectively as the "Medical Practices");

         0.3 WHEREAS, IPSI is a for-profit corporation formed by IntegraMed to be engaged in the retail distribution of Pharmaceutical Products to Customers of the Medical Practices ("Pharmaceutical Services");

         0.4 WHEREAS, IntegraMed owns all of the outstanding capital stock of IPSI and has agreed to provide advertising, promotional, and marketing services to IPSI under the terms and conditions set forth herein (the "Marketing Services");

         0.6 WHEREAS, IntegraMed desires to cause IPSI to engage IVP to provide such management, administrative, business, and pharmacy services as are necessary and appropriate for the conduct and day-to-day administration of IPSI'S Pharmaceutical Services (the "Management Services"); and

         0.7 WHEREAS, IVP has agreed to be retained by IPSI to perform the Management Services, under the terms and conditions set forth herein;

          0.8 NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations set forth herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

                  1.1.1 "Cost of Operations" shall mean a monthly fee paid by IPSI to IVP on the first day of each month for the items described in
         Section 2.1 below. Cost of Operations shall equal that percentage of the Net Revenues of IPSI realized or accrued during the immediately preceding month as set forth on Exhibit 1.1.1 attached hereto, as may be amended from time to time.

                  1.1.2 "Cost of Pharmaceutical Products" shall mean the cost of Pharmaceutical Products sold on behalf of IPSI to Customers of Medical Practices and shall equal IVP's wholesale cost for such Pharmaceutical Products, as set forth on Exhibit 1.1.2 attached hereto, as may be amended from time to time.

                  1.1.3 "Collections" shall mean all payments actually received by or on behalf of IPSI from the distribution of Pharmaceutical Products and the provision of Pharmaceutical Services.

                  1.1.4 "Cycle Kit" shall mean the packaging format and patient education materials that IVP supplies to Customers under the tradename "Cycle Kit(TM)."

                  1.1.5 "Dedicated Assets" shall mean those fixed assets, including equipment, furniture, and systems, purchased by IPSI and dedicated exclusively to the provision of Pharmaceutical Services by or on behalf of IPSI.

                  1.1.6   "Direct   Costs"   shall  mean  the  cost  of  outside
         accountants and attorneys who provide services directly to IPSI.

                  1.1.7 "Employees" shall mean such accounting, nursing, pharmacy, secretarial, receptionist, and billing and collections personnel necessary for IPSI to provide Pharmaceutical Services. Such Employees may be employees exclusively of IPSI, exclusively of IVP, or may be independent contractors or leased employees.

                  1.1.8 "Facilities" shall initially mean the office and space, including furniture and fixtures, situated initially at 2833 Trinity Square Drive, Suite 170, Carrollton, Texas 75006, or such additional facilities determined by the JOB to be necessary to conduct the Pharmaceutical Services.

                  1.1.9 "Fiscal Year" shall mean the 12-month period beginning January 1 and ending December 31 of each year.

                  1.1.10  "GAAP"  shall  mean  generally   accepted   accounting
         principles applied to public companies in the United States.

                  1.1.11 "JOB" shall mean the Joint Operating Board described in
         Section 5.1 below.

                  1.1.12 "Just-in-time basis" shall mean that Pharmaceutical Products shall be delivered to IPSI at a point in time contemporaneous with the time for distribution by IPSI to Customers; provided, however, a minimal inventory, not to exceed the dollar amount set forth on
         Exhibit 1.1.12 attached hereto, as may be amended from time to time, may be maintained at the Facilities at all times during the Term of this Agreement (as defined in Section 8.2 below).

                  1.1.13 "month" shall mean a calendar month.

                  1.1.14 "Net Revenues" shall mean gross revenues that are earned and recorded in accordance with GAAP less contractual sales discounts.

                                    ARTICLE 2

                COST OF OPERATIONS AND ADDITIONAL MANAGEMENT FEE

         2.1 OPERATIONS. Operations shall include, and Costs of Operations shall reimburse, cover, and fully compensate IVP for, the following costs and expenses, which shall be paid on behalf of IPSI to IVP:

                  2.1.1 Salaries, fringe benefits, payroll taxes, and other costs of employing or retaining Employees.

                  2.1.2 Expenses incurred in the recruitment of Employees for IPSI, including, but not limited to employment agency fees, relocation and interviewing expenses, and any actual out-of-pocket expenses of IVP personnel in connection with such recruitment effort;

                  2.1.3 Any sales and use taxes assessed against IVP related to the operation of IPSI'S business;

                  2.1.4 Lease payments, depreciation expense (determined in accordance with GAAP), interest, and property taxes directly relating to the Facilities and equipment, utilities, waste removal, and all other expenses of the Facilities described in Section 3.2 below;

                  2.1.5 Professional and regulatory licensure fees;

                  2.1.6 Insurance premiums that are paid with respect to the insurance delineated in Article 11 below.

                  2.1.7 Such other costs and expenses actually incurred by IVP reasonably necessary for the provision of the Management Services under this Agreement.

         2.2 Notwithstanding anything to the contrary contained herein, Cost of Operations shall not include the following:

                  2.2.1 Direct Costs;

                  2.2.2 The Additional Management Fee;

                  2.2.3 Any federal or state income or franchise taxes of IPSI or IVP; or

                  2.2.4 Cost of Pharmaceutical Products.

                                    ARTICLE 3

                       DUTIES AND RESPONSIBILITIES OF IVP

         3.1 MANAGEMENT SERVICES AND ADMINISTRATION. IVP agrees to provide the Management Services provided for in this Section 3.1, all of which shall be covered by and included in the Cost of Operations and the Additional Management Fee, if any.

                  3.1.1 IPSI hereby appoints IVP as IPSI'S sole and exclusive manager and administrator of all of its day-to-day operations and business functions and grants IVP all the necessary authority to carry out its duties and responsibilities pursuant to the terms of this Agreement.

                  3.1.2 IVP shall, on behalf of IPSI, bill patients and collect fees for Pharmaceutical Products supplied to Customers of the Medical Practices. IPSI hereby appoints IVP during the Term of this Agreement to be its true and lawful attorney-in-fact, for the following purposes:
         (a) to bill patients in IPSI'S name and on its behalf; (b) to collect accounts receivable resulting from such billing in IPSI'S name and on its behalf; (c) to receive payments from insurance companies, prepayments received from health care plans, and all other third-party payors; (d) to open in the name of IPSI such savings, checking, and other accounts at such financial institutions as IVP deems appropriate;
         (e) to take possession of and endorse in the name of IPSI any notes, checks, money orders, and other instruments received in payment of accounts receivable; and (f) with the consent of IPSI, not to be unreasonably withheld, to initiate the institution of legal proceedings in the name of IPSI, to collect any accounts and monies owed to IPSI, to enforce the rights of IPSI as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

                  3.1.3 IVP shall supervise and maintain (on behalf of IPSI) all files and records relating to the operations of the Facilities, including, but not limited to, accounting and billing records, prescription records, and collection records. Prescription records shall at all times be and remain the property of IVP and shall be located at the Facilities and be readily accessible to IPSI. IVP's management of all files and records shall comply with all applicable state and federal laws and regulations, including, without limitation, those pertaining to confidentiality of patient records. The records relating to patients shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules, and regulations. IVP may utilize such records in order to provide the services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. IPSI shall have unrestricted access to all of such records at all times.

                  3.1.4  IVP  shall  supply  to IPSI  all  reasonably  necessary management, administrative, supervisory, nursing, pharmacy, clerical, accounting and bookkeeping Employees necessary to provide, and IVP shall provide, quality and competent pharmacy services to Customers of IPSI. IVP shall provide such computer services, printing, postage and duplication services, and any other necessary or appropriate administrative services reasonably necessary for the operation of IPSI'S Pharmaceutical Services. IVP shall have the responsibility for hiring, supervising, promoting, reprimanding, suspending, and/or reinstating and terminating all Employees consistent with IVP's policies and procedures applicable to IVP's own employees.

                  3.1.5 IVP shall arrange for such legal and accounting services as may be reasonably required in the ordinary course of the IPSI'S operation; provided, however, that IVP shall have no authority to arrange for any legal or accounting services to the extent that the interests of IVP and IPSI in the matter in question shall be adverse. IVP will provide IPSI with all bookkeeping services necessary to support IPSI'S Pharmaceutical Services, including, without limitation, maintenance, custody, and supervision of all business records, papers, documents, ledgers, journals and reports, and the preparation, distribution, and recordation of all bills and statements for services rendered by IPSI, including the billing and completion of reports and forms required by insurance companies, governmental agencies, or other third-party payors.

                  3.1.6 IVP shall open appropriate bank accounts in the name of IPSI and shall deposit the proceeds of all Capitalization Loans and all Collections in such bank accounts and pay Costs of Operations, Costs of Pharmaceutical Products, Direct Costs, the Additional Management Fee, if any, taxes, the repayment of Capitalization Loans, and the distribution of Net Profits from such bank accounts.

                  3.1.7 In connection with any Pharmaceutical Products sold to IPSI, IVP shall provide CycleKits and any patient educational materials in the same manner as it provides such to Customers purchasing Pharmaceutical Products directly from IVP.

         3.2      FACILITIES.

                  3.2.1 IVP shall arrange for such Facilities reasonably necessary for the proper operation of IPSI'S Pharmaceutical Services. IVP shall arrange for and ensure that all repairs, maintenance, and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal, and all other services reasonably necessary in conducting the Facilities' physical operations. IVP shall ensure the cleanliness of the Facilities, and timely maintenance and cleanliness of the equipment, furniture, and furnishings located therein. IVP shall consult with IPSI regarding the condition, use, and needs for the Facilities, including equipment, services, and improvements thereto. The Facilities may be rented and/or purchased and may be designated for IPSI'S sole and exclusive use and/or may be shared with IVP or with any person or entity. A description of the initial Facilities are set forth on Exhibit 3.2.1 attached hereto.

                  3.2.2  In  the  reasonable   judgment  of  the  JOB  based  on
         recommendations of IVP, IVP and the IPSI may establish such other or additional Facilities for the operation of the business of IPSI.

                  3.2.3 IVP (a) shall purchase for its own account at its own cost, and shall maintain in its own inventory, sufficient
         Pharmaceutical Products as may be necessary from time to time to satisfy IPSI'S Pharmaceutical Services in a timely fashion; (b) shall sell to IPSI, at the Cost of Pharmaceutical Products, only such
         Pharmaceutical  Products  as  are  necessary  to  fill  the  orders  of
         Customers of the Medical Practices on a just-in-time basis; and (c) shall distribute such Pharmaceutical Products to Customers of the Medical Practices in accordance with all applicable laws and regulations and as prescribed by physicians associated with the Medical Practices. Cost of Pharmaceutical Products shall be paid by IPSI to IVP under the following schedule: Pharmaceutical Products sold during the first 15 days of a month shall be paid for on the 25th day of such month; Pharmaceutical Products sold during the 16th day through the end of the month shall be paid on the 10th day of the immediately succeeding month.

         3.3 FINANCIAL PLANNING AND GOALS. IVP shall prepare an annual capital and operating budget for IPSI reflecting the anticipated revenues and expenses and sources and uses of capital for growth of IPSI'S business at the Facilities. IVP shall present the budget to the JOB for its approval at least 30 days prior to the commencement of the Fiscal Year. If the JOB does not agree on the budget or any aspect thereof for any Fiscal Year, the budget, or portion of the budget in disagreement, for the preceding Fiscal Year shall serve as the budget until such time as a budget is the subject of agreement.

         3.4      FlNANCIAL STATEMENTS.

                  3.4.1 IVP shall arrange for the preparation of, and within 30 days following the end of each Fiscal Year shall present to IPSI, (a) a balance sheet, dated as of the last day of such Fiscal Year; (b) a cash flow statement showing the cash flows for the month and for the entire Fiscal Year then concluded; and (c) a statement showing the income and expenses of IPSI for the month and for the entire Fiscal Year then concluded. At the election of IntegraMed expressed in writing to IVP at least 90 days prior to the end of a Fiscal Year, the financial statements referred to in this Section 3.4 shall be audited by PriceWaterhouseCoopers or other independent certified public account approved by the JOB. IVP's failure to present annual financial statements to IPSI in accordance with this Section 3.4.1 within 45 days following the end of the Fiscal Year shall be deemed a material breach subject to Section 9.1.2 below.

                  3.4.2 IVP shall prepare, and within six days following the end of each month shall present to IPSI, (a) an unaudited balance sheet, dated as of the last day of such month; (b) a cash flow statement showing the cash flow for the month and for the Fiscal Year to date; and (c) a statement showing the income and expenses of IPSI for such month and for the Fiscal Year to date.

         3.5 INVENTORY AND SUPPLIES. IVP shall order and purchase inventory and supplies, other than Pharmaceutical Products governed by Section 3.2.3 of this Agreement, and such other materials that are reasonably requested by IPSI to enable IPSI'S Pharmaceutical Services to be conducted in a cost-effective manner.

         3.6 LICENSES AND PERMITS. IVP shall, on behalf of and in the name of IVP or, at the election of IVP, in the name of IPSI, coordinate and maintain all pharmacy and other licenses, permits, and certificates of authority necessary for the conduct of IPSI'S Pharmaceutical Services.

                                    ARTICLE 4

               DUTIES AND RESPONSIBILITIES OF INTEGRAMED AND IPSI

         4.1 USE OF FACILITIES. IntegraMed shall take such reasonable steps as are necessary to cause IPSI to use and occupy, and IPSI shall use and occupy, the Facilities exclusively for the purpose of providing Pharmaceutical Services to Customers of Medical Practices.

         4.2 LICENCES AND PERMITS. IntegraMed and IPSI covenant to use diligent efforts to cooperate with IVP in order to obtain necessary licenses, permits, and certificates of authority necessary for IPSI to conduct Pharmaceutical Services.

         4.3 PARTICIPATION IN MANAGEMENT. IPSI, while delegating all of the day-to-day operations of its business through this Management Agreement, shall nonetheless actively participate in such management through its participation in the JOB and the presence of its Employees at the Facilities. IntegraMed, as the sole shareholder of IPSI, shall participate in the supervision of IPSI through
(a) its election of its representative to the JOB; and (b) its review, supervision, and/or audit of the Management Services provided under this Agreement. IntegraMed hereby agrees that all compensation, expenses, and travel costs for its officers, directors, employees, and consultants, other than Employees, shall be paid by IntegraMed.

         4.4 COOPERATION WITH IVP. IPSI and IntegraMed agree that during the Term of this Agreement, they will use their best efforts to cause their officers and employees to execute such documents, agreements, notifications, and consents and take such steps reasonably necessary to assist IVP in conducting its Management Services under this Agreement and in billing and collecting for Pharmaceutical Products sold.

         4.5 SALES AND MARKETING. Marketing Services on behalf of IPSI shall be performed exclusively by IntegraMed at its sole cost and expense. IntegraMed shall prepare an annual sales and marketing plan for IPSI detailing its anticipated activities in such regard. IntegraMed shall present the plan to the JOB for its approval at least 45 days prior to the commencement of the Fiscal Year. If the JOB does not agree on the plan or any aspect thereof for any Fiscal Year, the plan, or portion of the plan in disagreement, for the preceding Fiscal Year shall serve as the plan until such time as a plan is the subject of agreement.

         4.6 ADDITIONAL COVENANTS OF IPSI AND INTEGRAMED. IPSI hereby covenants that, during the Term of this Agreement, it will not do any of the following:
(a) except with the consent of the JOB, enter into any line of business other than the sale of Pharmaceutical Products and Pharmaceutical Services pursuant to this Agreement; (b) incur any indebtedness except as contemplated in this Agreement; or (c) merge, consolidate, liquidate, or sell all or substantially all of its assets. IntegraMed hereby covenants that, during the Term of this Agreement, it will not sell, assign, convey, or transfer its stock in IPSI. Either of IPSI'S or IntegraMed's breach of this Section 4.6 shall be deemed a material breach subject to Section 9.1.2 below.

                                    ARTICLE 5

                        JOINT DUTIES AND RESPONSIBILITIES

         5.1 FORMATION AND OPERATION OF JOINT OPERATIONS BOARD. IVP and IntegraMed shall establish a Joint Operations Board ("JOB"), which shall be responsible for developing management and administrative policies for the overall operation of IPSI. IntegraMed and IVP shall each be entitled to elect two members to the JOB, provided, however, that each party shall be allowed only one vote on each matter submitted to the JOB for its vote. The representatives of IntegraMed and IVP on the JOB shall be either directors or executive officers of their respective parties.

         5.2 DUTIES AND RESPONSIBILITIES OF THE JOB. The JOB shall have the following duties and responsibilities:

                  5.2.1 ANNUAL BUDGETS AND MARKETING PLANS. All annual capital and operation budgets prepared by IVP, and all sales, marketing, advertising, and promotions plans prepared by IntegraMed, shall be subject to the review, amendment, approval, and/or disapproval of the JOB. Approval shall not be unreasonably withheld.

                  5.2.2 CAPITAL IMPROVEMENTS AND EXPANSION. Except as otherwise provided herein, any capital improvements with respect to any Facilities and expansion plans with respect to IPSI shall be reviewed and approved by the JOB and shall be based upon the best interests of IPSI, and shall take into account capital priorities, economic feasibility, productivity and then current market and regulatory conditions.

                  5.2.3 CAPITALIZATION LOANS. The JOB shall have the sole power to authorize and direct Capitalization Loans.

                  5.2.4 STRATEGIC PLANNING. The JOB shall develop long-term strategic plans, from time to time.

                  5.2.5 RETAIL PRICING POLICIES. The JOB shall establish retail pricing policies.

                  5.2.6 PROVIDER CONTRACT. The JOB shall have veto authority over all managed care, PPO, HMO, Medicare risk and other provider contracts.

                                    ARTICLE 6

                                      FEES

         6.1 IVP's FEES. IVP shall be paid the following for its Management Services rendered pursuant to this Agreement:

                  6.1.1             The Cost of Operations; and

                  6.1.2 An Additional Management Fee, accrued and paid monthly, but reconciled to IPSI'S annual results of operations, equal to 50% of the net income before tax (determined in accordance with GAAP and without reference to the Additional Management Fee), provided, however, that at any time during which Capitalization Loans are outstanding, payment (but not accrual) of the Additional Management Fee shall be limited to Net Available Cash of IPSI. "Net Available Cash" of IPSI shall mean the amount resulting from (a) all Collections and other income actually received during the preceding month; less the sum of
         (b) all Costs of Pharmaceutical Products; (c) all Cost of Operations for such month; (d) Direct Costs for such month; (e) the payment of interest and the repayment, if any, of the current principal portion of all Capitalization Loans during such month; and (f) a reserve, in an amount determined by the JOB, for anticipated expenses, capital needs, or contingencies of IPSI and for the payment of all applicable income, franchise, property, and payroll taxes of IPSI for such month (calculated after deduction of expenses of the Additional Management
         Fee).

         6.2 PRIORITY OF PAYMENTS. IVP, IntegraMed, and IPSI hereby covenant that all payments from accounts of IPSI shall be paid by IPSI to IVP and IntegraMed in the following order of priority: (a) the payment of Costs of Pharmaceutical Products; (b) the payment of Costs of Operations; (c) the payment of Direct Costs; (d) the payment or reserve for payment of interest accrued on Capitalization Loans to IVP and IntegraMed (or other lender), pari passu; (e) the payment or reserve for payment of the current portion of the Capitalization Loans to IVP and IntegraMed (or other lender), pari passu; and (f) the payment of the Additional Management Fee to IVP and the payment of dividends to IntegraMed (not to exceed the amount of the Additional Management Fee) pari passu.

                                    ARTICLE 7

                              CAPITALIZATION LOANS

         7.1      CAPITALIZATION LOANS.

                  7.1.1 IVP hereby covenants and agrees to lend to IPSI, and IntegraMed covenants and agrees to lend to or to securing financing from another source to lend to IPSI, within five days following the first meeting of the JOB, 50% of the aggregate funds determined by the JOB to be sufficient and necessary to secure the IPSI pharmacy licensure in the States in which the JOB intends IPSI to transact business, to provide initial operating capital, and to finance other start-up costs identified by the Board (the "Initial Loans"). IVP shall have no obligation to transfer such funds to IPSI unless and until IPSI delivers to IVP proof of receipt of a matching amount of funds from IntegraMed or another source. Such Initial Loans shall be evidenced by Promissory Notes substantially in the form of Exhibit 7.1.1 attached hereto.

                  7.1.2 In the event that, from time to time, the JOB determines that IPSI requires additional capital to finance operating deficits and/or capital expenditures of IPSI, IVP hereby covenants and agrees to lend to IPSI, and IntegraMed covenants and agrees to lend to or to securing financing from another source to lend to IPSI, within five days following the meeting of the JOB authorizing such loans, 50% of the aggregate funds determined by the JOB to be sufficient and necessary to finance such operating deficits and/or capital expenditures ("Subsequent Loans"). IVP shall have no obligation to transfer such funds to IPSI unless and until IPSI delivers to IVP proof of receipt of a matching amount of funds from IntegraMed or another source. Such loan shall be evidenced by Promissory Notes substantially in the form of Promissory Notes representing the Initial Loans.

                  7.1.3 The Initial Loans and all Subsequent Loans, if any (collectively, the "Capitalization Loans"), shall bear interest at the 30-Year Treasury Note rate, and interest shall be paid by IPSI no less than annually. All Capitalization Loans shall be unsecured obligations of IPSI, without a fixed term, and the principal thereon shall be paid solely out of Net Profits of IPSI. "Net Profits" of IPSI shall mean the amount resulting from the following: (a) all Collections, together with other income actually received, during the preceding Fiscal Year (or other such other period determined by the JOB); less the sum of (b) all costs of Pharmaceutical Products sold to IPSI'S Customers during such period; (c) all Cost of Operations for such period; (d) all Direct Costs for such period; (e) the payment of interest on all Capitalization Loans during such period; (f) the payment of, or reserve for, all applicable income, property, and payroll taxes of IPSI for such period; and (g) a reserve, in an amount determined by the JOB, for anticipated expenses, capital needs, or contingencies of IPSI.

                                    ARTICLE 8

                  EXCLUSIVE MANAGEMENT RIGHT, TERM AND RENEWAL

         8.1 IPSI grants IVP the exclusive right to manage IPSI during the Term of this Agreement.

         8.2 The term of this Agreement shall begin on the Effective Date of this Agreement and shall expire on the date 10 years after such date (unless this Agreement is renewed from time to time as provided in this Section 8.2) or on any earlier date if this Agreement is terminated pursuant to Article 9 below (the Effective Date through the date of final expiration or termination shall be referred to as the "Term of this Agreement"). This Agreement may be renewed by either party, if within the period of 180 days prior to the date of expiration, one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject, or modify the offer. If within 30 days the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice. In the event the offer is not accepted, the parties agree to negotiate, in good faith, a renewal of this Agreement.

                                    ARTICLE 9

                          TERMINATION OF THE AGREEMENT

         9.1 TERMINATION. This Agreement may be terminated by any party to this Agreement in the event of the following, provided, however, that no party having the right to terminate this Agreement shall be obligated to exercise such right:

                  9.1.1 INSOLVENCY. If a receiver, liquidator, or trustee of any party shall be appointed by court order, or a petition to reorganize shall be filed against any party under any bankruptcy, reorganization, or insolvency law, and shall not be dismissed within 90 days, or if any party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then either of the other parties may terminate this Agreement upon 10 days prior written notice to the other parties.

                  9.1.2 MATERIAL BREACH. If any party shall materially breach its obligations hereunder, then either of the other parties may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such 30-day period, or, with respect to breaches that are not curable within such 30-day period, shall not have commenced to cure such breach within such 30-day period and thereafter shall not have cured the breach with the exercise of due diligence. It shall be a material breach of the obligation to provide Management Services for IVP to provide Management Services in a manner inconsistent with the generally prevailing standard of care in the delivery of pharmacy services to Customers, or to provide Management Services in a commercially unreasonable manner or in a manner that wastes or destroys the assets or reputation of IPSI. IntegraMed and/or IPSI shall have the burden of proving that IVP has failed to provide Management Services in a commercially reasonable manner or has destroyed the assets or reputation of IPSI in an arbitration proceeding or court of competent jurisdication.

                  9.1.3 ILLEGALITY. Any party may terminate this Agreement immediately upon receipt of notification by any local, state, or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to any party that contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that the services provided by any party under this Agreement are unlawful and such assertion is not contested by such party (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement. Notwithstanding this paragraph, the parties acknowledge that this Agreement serves the interests of all of the parties. For these reasons, the parties agree to make such amendments to this Agreement as are necessary to conform to the opinions, reviews, and/or orders of regulatory and/or administrative agencies of any jurisdiction, such as to preserve the legality of this Agreement, provided that such are not to the material financial detriment of any party.

                  9.1.4 TERMINATION UPON LOSS OF LICENSE. IPSI may terminate this Agreement upon 10 days prior written notice to IVP should IVP's license to practice pharmacy, in any jurisdiction where Pharmaceutical Services are provided to Customers of Medical Practices, is suspended, revoked, or not renewed. Any loss, revocation, or failure to renew licenses of IVP shall be deemed a material breach of this Agreement by the party or parties whose negligence, fault, or failure to provide necessary information is the primary cause of such loss, revocation, or non-renewal.

                  9.1.5 TERMINATION UPON UNPROFITABILITY. In the event that, at any time following the date nine months from the Effective Date of this Agreement, IPSI does not have net income determined in accordance with GAAP for any period of six consecutive months, then any party may terminate this Agreement upon 30 days prior written notice to the other parties.

                  9.1.6 Terminations pursuant to Sections 9.1.1 through 9.1.3 and the second sentence of Section 9.1.4 inclusive shall be deemed termination for cause ("Termination for Cause"), and shall be made by delivering a termination notice, detailing the reasons therefor, to the non-terminating party, and providing the opportunity to cure under the provisions of Section 9.1.2 above. Terminations pursuant to the first sentence of Section 9.1.4 or pursuant to Section 9.1.5 shall be deemed termination without cause ("Termination without Cause").

                                   ARTICLE 10

                             RIGHTS UPON TERMINATION

         10.1 If this Agreement is Terminated for Cause by IPSI or IntegraMed, then:

                  10.1.1 IPSI shall have the right, but not the obligation, to sell to IVP (and if exercised by IPSI, IVP shall have the obligation to purchase from IPSI) all Dedicated Assets, at their net book value determined in accordance with GAAP as of the date of termination.

                  10.1.2 IPSI shall have the right, but not the obligation, to assume all leases for Facilities and Dedicated Assets (to the extent that such leases are not in the name of IPSI), or if the assumption is not permitted, to make all payments to IVP called for under such leases and to enjoy uninterrupted use of such Facilities and Dedicated Assets.

                  10.1.3 IPSI shall elect its course of action, with respect to Sections 10.1.1 and 10.1.2 above, by the service of a written notice on IVP 30 days prior to the date of termination.

                  10.1.4 Any and all Capitalization Loans payable to IVP, outstanding at the date of termination, shall be deemed paid in full, and no further payments of interest and/or principal shall be due or payable thereon.

                  10.1.5 The provisions of Articles 11 and 12.1 shall be of no force and effect.

                  10.1.6 The license granted by Article 13 shall cease, and IPSI shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

         10.2     If this Agreement is Terminated for Cause by IVP, then:

                  10.2.1 IVP shall have the right, but not the obligation, to purchase from IPSI (and if exercised by IVP, IPSI shall have the obligation to sell to IVP), all Dedicated Assets at their net book value determined in accordance with GAAP as of the date of termination.

                  10.2.2 IVP shall have the right, but not the obligation, to assume all leases for Facilities and Dedicated Assets, or if the assumption is not permitted, to make all payments to IPSI called for under such leases and to enjoy uninterrupted use of such Facilities and Dedicated Assets.

                  10.2.3 IVP shall elect its course of action, with respect to Sections 10.2.1 and 10.2.2 above, by the service of a written notice on IPSI 30 days prior to the date of termination.

                  10.2.4 Any and all Capitalization Loans payable to IVP, outstanding at the date of termination, shall be paid by IPSI or IntegraMed immediately.

                  10.2.5 The provisions of Articles 11 and 12.2 shall be of no force and effect.

                  10.2.6 The license granted by Article 13 shall cease, and IPSI shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

         10.3 If this Agreement is Terminated without Cause by any party, then:

                  10.3.1 If IVP is the non-terminating party, then (a) IVP shall be entitled to the immediate payment of any outstanding IVP Capitalization Loans; (b) the provisions of Section 12.1 shall continue to apply for the periods specified therein; and (c) the license granted by Article 13 shall cease, and IPSI shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

                  10.3.2 If IPSI and IntegraMed are the non-terminating parties, then (a) IPSI shall be entitled, as liquidated damages, to an amount equal to the aggregate amount of any and all outstanding Capitalization Loans (other than IVP's Capitalization Loans); (b) the provisions of
         Section 12.2 shall continue to apply for the periods specified therein; and (c) the license granted by Article 13 shall cease, and IPSI shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

                  10.3.3 The terminating party shall waive the right to payment for any outstanding Capitalization Loans (or if Capitalization Loans are provided by a source other than IntegraMed, a termination by IPSI or IntegraMed shall waive the right to payment for any outstanding Capitalization Loans for such other source).

                  10.3.4 The terminating party shall bear any (a) accounting and bookkeeping; and (b) severance/vacation costs associated with any Employees which directly result from the termination.

         10.4 In the event that this Agreement is terminated for any reason, then IVP shall cease dispensing Pharmaceutical Products to Customers of IPSI as of the date of notice of termination, and IVP and IPSI covenant to utilize their best efforts, for a period 90 days prior to the termination date and 30 days thereafter, or, if the required notice of termination be only 30 days, then for the notice period and 90 days post-termination, to fully cooperate so as to effect a transition of the operation to IPSI, the collection of all accounts receivable earned as of the termination date and the payment of all trade and accounts payable as of the termination date, including, if applicable, Capitalization Loans (the "Transition Period"). For any services provided by IVP during a Transition Period that extend beyond the termination date, IVP shall be paid a reasonable fee to be agreed upon between the IVP and IPSI, but in no event shall such amount be less than the Cost of Operations and Additional Management Fee, if any, that would have been earned by IVP during the Transition Period had the Agreement not so terminated.

                                   ARTICLE 11

                                    INSURANCE

         11.1 IVP, at its own cost, shall secure and carry insurance, covering itself and its employees providing services under this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate, for professional negligence and general liability. Such insurance shall name IPSI and IntegraMed as additional named insureds. IVP shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify IPSI and IntegraMed, subject to ordinary deductibles, against all cost, expense, and/or liability arising out of or based upon any and all claims, accidents, injuries, and damages customarily included within the coverage of such policies of insurance available for IVP. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. IPSI and IntegraMed shall be additional named insureds under the terms of such insurance coverages. A certificate of insurance evidencing such policies shall be presented to IPSI within 30 days after the execution of this Agreement. Failure to provide such certificate(s) with such period shall constitute a material breach by IVP hereunder subject to the procedures of Section 9.1.2 above.

         11.2 IVP shall provide IPSI with written notice, at least 10 days in advance of the Effective Date, of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

                                   ARTICLE 12

                      NON-SOLICITATION AND NON-COMPETITION

         12.1 During the Term of this Agreement, and for a period of two years after the termination thereof (except as provided in Section 10 above), neither IntegraMed nor IPSI shall, either individually or through an affiliate, (a) enter into any agreement with another independent person or entity, other than IVP, to provide Management Services substantially similar to the Management Services required under this Agreement; (b) market or sell any pharmaceuticals to any end-user patients except through IPSI during the Term of this Agreement; or (c) employ or solicit for employment any employee of IVP, or contact any employee of IVP for the purpose of encouraging such employees to leave the employment of IVP.

         12.2 During the Term of this Agreement, and for a period of two years after the termination thereof (except as provided in Section 10 above), IVP shall not, either individually or through an affiliate, (a) market or sell any Pharmaceutical Products to any patients of the Medical Practices except through IPSI (and subject to the terms of this Agreement), provided, however, that this prohibition shall not apply to the Medical Practices identified on Exhibit 12.2 attached hereto who had Customers that had purchased Pharmaceutical Products from IVP prior to the Effective Date of this Agreement; or (b) employ or solicit for employment any Employee of IPSI (other than Employees who are employees of or shared employees with IVP or independent contractors), IntegraMed, or their affiliates ("IPSI Employees"), or contact any IPSI Employees for the purpose of encouraging such employees to leave their employment.

                                   ARTICLE 13

                      Licenses and Confidential Information

          13.1 GRANT OF LICENSE. During the Term of this Agreement, IVP hereby grants to IPSI a nonexclusive, personal, nonassignable, nontransferable, royalty-free license to use the "Cycle Kit" tradename ("Tradename") in IPSI'S business. IPSI hereby acknowledges IVP's exclusive ownership of the Tradename.

         13.2 TRADE SECRETS, PROPRIETARY AND CONFIDENTIAL INFORMATION. IPSI hereby acknowledges that it shall have access to and become familiar with certain management information systems, trade secrets, and proprietary and confidential information of IVP, as described and scheduled on Exhibit 13.2 ("Confidential Information"). IPSI hereby acknowledges IVP's exclusive ownership of Confidential Information and agrees not to use or disclose such Confidential Information without the prior written consent of IVP, which consent may be withheld by IVP in its sole and absolute discretion. IPSI shall not photocopy or otherwise duplicate any Confidential Information of another party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of IVP and shall be returned to the proprietor immediately upon any termination of this Agreement.

                                   ARTICLE 14

                                  MISCELLANEOUS

         14.1 FURTHER ASSURANCES. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         14.2 PRIOR AGREEMENTS; AMENDMENTS. This Agreement and the accompanying exhibits represent the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of all parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

         14.3 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of all of the parties, and any attempted assignment without such consent shall be void and of no force and effect. Subject to such limitations on assignment, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

         14.4 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

         14.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, shall be determined by binding arbitration in Washington, D.C. (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to the American Arbitration Association, Washington, D.C., and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement, including any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm, or vacate an arbitral award or otherwise enforce this Section shall be brought only in the Courts of the States of New York or Texas or the United States District Courts for the Southern District of New York or the Northern District of Texas, to whose jurisdiction for such purposes IPSI, IntegraMed, and IVP hereby irrevocably consent and submit.

         14.6 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement take as a whole.

         14.7 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

         14.8 NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:

                  14.8.1            If for IPSI:

                                    Gerardo Canet, President & CEO
                                    IntegraMed Pharmaceutical Services, Inc.
                                    One Manhattanville Road
                                    Purchase, NY 10577-2100

                  14.8.2            If for IVP:

                                    Von L. Best, President & CEO
                                    IVP Pharmaceutical Care, Inc.
                                    2833 Trinity Square Drive
                                    Suite 105
                                    Carrollton, TX 75006

                  14.8.3            If for IntegraMed:

                                    Gerardo Canet, President & CEO
                                    IntegraMed America Inc.
                                    One Manhattanville Road
                                    Purchase, NY 10577-2100

         Either party hereto, by like notice to the other parties, may designate such other address or addresses to which notice must be sent.

         14.9     INDEMNIFICATION.

                  14.9.1 IVP agrees to indemnify and hold harmless IPSI and IntegraMed, their shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by IVP related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 14.9.1 shall survive termination of this Agreement.

                  14.10.2 IPSI and IntegraMed each agree to indemnify and hold harmless IVP, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by IPSI or
         IntegraMed related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 14.9.2 shall survive termination of this Agreement.

         14.11 In the event of any claims or suits in which IVP, IntegraMed, and/or IPSI and/or their directors, officers, employees and servants are named, each of IVP, IntegraMed, and IPSI for their respective directors, officers, employees agree to cooperate in the defense of such suit or claim; such cooperation shall include, by way of example but not limitation, meeting with defense counsel (to be selected by the respective party hereto), the production of any documents in his/her possession for review, response to subpoenas and the coordination of any individual defense with counsel for the respective parties hereto. The respective party shall, as soon as practicable, deliver to the other copies of any summonses, complaints, suit letters, subpoenas or legal papers of any kind, served upon such party, for which such party seeks indemnification hereunder. This obligation to cooperate in the defense of any such claims or suits shall survive the termination, for whatever reason. of this Agreement.

         14.12 Promptly after the receipt by IPSI or IntegraMed of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 14.9.1 ("asserted liability"), IPSI or IntegraMed, as the case may be, will demand such indemnification from IVP and proffer the defense to IVP. IVP may thereafter, at its option, assume such defense at its own expense and by its own counsel. IVP shall provide written notice to IPSI or IntegraMed, as the case may be, within 20 days, of its assumption or declination of such defense. If IVP shall undertake to compromise any asserted liability, it shall promptly notify IPSI or IntegraMed, as the case may be, of its intention to do so and IPSI or IntegraMed, as the case may be, agrees to cooperate fully and promptly with IVP and its counsel in the compromise and defense of any asserted liability. IVP shall not enter into any non-monetary settlement hereunder without the prior written consent of IPSI or IntegraMed, as the case may be. Notwithstanding the foregoing, IPSI or IntegraMed, as the case may be, shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.

         14.13 Promptly after the receipt by IVP of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 14.9.2 ("asserted liability"), IVP will demand such indemnification from IPSI or IntegraMed, as the case may be, and proffer the defense to such party. Such party may thereafter, at its option, assume such defense at its own expense and by its own counsel. Such party shall provide written notice to IVP, within 20 days, of its assumption or declination of such defense. If IPSI or IntegraMed, as the case may be, shall undertake to compromise any asserted liability, it shall promptly notify the IVP of its intention to do so and IVP agrees to cooperate fully and promptly with IVP and its counsel in the compromise and defense of any asserted liability. Neither IPSI nor IntegraMed shall enter into any non-monetary settlement hereunder without the prior written consent of IVP. Notwithstanding the foregoing, IVP shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.

         14.14 CONSTRUCTION. Each party and its counsel have participated fully in the review and revision of this Agreement. In construing this Agreement, it shall be deemed to have been drafted jointly.


         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

IVP PHARMACEUTICAL CARE, INC.



By:      /s/Von L. Best
         -------------------------------
         Von L. Best, President and CEO


INTEGRAMED PHARMACEUTICAL SERVICES, INC.



By:      /s/ Gerardo Canet
         --------------------------------
         Gerardo Canet, President and CEO


INTEGRAMED AMERICA, INC.



By:      /s/Gerardo Canet
         --------------------------------
         Gerardo Canet, President and CEO

                                   EXHIBIT 0.2

IntegraMed America Inc. Reproductive Science Centers Network

1. Reproductive Science Center of Boston
2. Reproductive Science Associates- Mineola, New York and Stoney Brook, New York
3. Reproductive Science Center of the Bay Area Fertility and Gynecology
   Medical Group
4. Reproductive Science Associates- Kansas City, Missouri
5. Reproductive Science Center at the Walter Reed Army Medical Center
6. Institute of Reproductive Medicine and Science of Saint Barnabas
   Medical Center
7. Fertility Centers of Illinois
8. Shady Grove Fertility Centers

                                  EXHIBIT 1.1.1

                              Cost of Operations
                              (% of Net Revenue)



   --------------------------------------------------------------------------
                Monthly                             Cost Of
              Net Revenue                          Operations
   --------------------------------------------------------------------------

             $25,000 Or Below                        22.84%
             $50,000 Or Below                        17.15%
            $100,000 Or Below                        14.30%
            $200,000 Or Below                        12.86%
            $400,000 Or Below                        12.16%
            $800,000 Or Below                        11.81%
          $1,250,000 Or Below                        11.68%
          $1,500,000 Or Below                        11.64%

                                  EXHIBIT 1.1.2

                         Cost of Pharmaceutical Products

         IVP will purchase Pharmaceutical Products and will use its wholesale license to resell to IPSI on a just-in-time basis. IVP will pass along its utilization and market-share rebates to IPSI; however, IVP will not pass along its 2% Gonal F special rebate, its trade discounts received as incentive for timely payment, or its discounts on bulk purchases as defined below. These guidelines yield the following rebate structure as of the Effective Date of this
Agreement:

Qualifying Rebates (Passed along to IPSI):
1. The variable Serono market-share rebates and the Serono Gonal F Sales Force rebate.
2. The Organon utilization rebates.
3. The Ferring market-share rebates.

Non-Qualifying Rebates (Kept by IVP):
1. All rebates given as incentive for timely payment (e.g., 2% 30/ Net 31).
2. The Serono 2% Gonal F special rebate.

Other Issues:
1. A few manufacturers, e.g., TAP, do not offer any rebates, and IVP buys at Wholesale Acquisition Cost (WAC). These products will be billed at net invoice +2%.
2. From time to time, IVP may receive additional discounts from manufacturers for committing to bulk purchases. The quantities usually represent a three- to 12-month supply, and the value of the discounts is partially offset by IVP's cost of capital, storage costs, and property taxes. These discounts will not be passed along to IPSI.
3. WAC will be the basis by which all products are sold to IPSI. Qualifying rebates that are taken by IVP at time of payment will be passed to IPSI on IVP's invoice. Qualifying rebates that are received via check from the manufacture at a later time will be estimated and accrued in the IPSI monthly financials.

                                 EXHIBIT 1.1.12

                    Pharmaceutical Products Kept On The Shelf
                                ($15,000 Maximum)

                              2x2  Nonsterile  Gauze
                              Alcohol  Prep Pads
                              Amoxil Cap 500mg
                              Aygestin Tab 5mg
                              Climara Dis 0.05mg
                              Climara Dis 0.1mg
                              Clomid 50mg
                              Clomiphene  Citrate  50mg
                              Demulen 1/35 28 Tabs
                              Dexamethasone Tab 0.25mg
                              Dexamethasone Tab 0.5mg
                              Dexamethasone Tab 0.5mg
                              Doxycycline   Hyclate   Cap  100mg
                              Estrace Tab 0.5mg
                              Estrace Tab 1mg
                              Estrace Tab 2mg
                              Estraderm Dis 0.1mg
                              Estradiol Tab 0.5mg
                              Estradiol  Tab  1mg
                              Estradiol  2mg
                              Folic Acid Tab 1mg
                              Heparin  Sodium DCU Inj 20000ml
                              Heparin Sodium Inj 10000ml
                              Medrol Tab 16mg
                              Medrol  Tab 4mg
                              Medrol  Tab 8mg
                              Methylprednisolone   Tab  4mg
                              Ortho-Novum 1/35 21  Tabs
                              Ortho-Novum  7/7/7  28 Tabs
                              Ovcon 35/21 Tabs
                              Ovu Quick 9 day
                              Ovu Quick 6 day
                              Parlodel Tab 2.5mg
                              Prednisone  Tab 10mg
                              Prednisone  Tab 20mg
                              Prednisone Tab 5mg
                              Prenate  Ultra Tab
                              Serophene Tab 50mg
                              Stuartnatal  Plus  Tab  Plus
                              Synarel  Sol 2mg/ml
                              Tetracycline HCL Cap 500mg
                              Vivelle Dis 0.1mg

                                  EXHIBIT 3.2.1

                        [floor plan to be inserted here]

                                  EXHIBIT 7.1.1

           Form of Promissory Notes Representing Capitalization Loans

                         NON-NEGOTIABLE PROMISSORY NOTE

BORROWER:                      IntegraMed Pharmaceutical Service, Inc.
                                     2833 Trinity Square Drive
                                     Suite 170
                                     Carrollton, Texas 75006

LENDER:                        ________________________________________
                               ________________________________________
                               ________________________________________


PRINCIPAL AMOUNT:              $150,000.00

INDEX:                         30-Year Treasury Bill Rate

INITIAL RATE:                  5.25%

DATE OF NOTE:                  April __, 1999


PROMISE TO PAY. Borrower promises to pay to Lender, in lawful money of the United States of America, the principal amount of One Hundred Fifty Thousand Dollars and Zero Cents ($150,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance, on December 31, 2009 (the "Maturity Date"), or earlier as provided herein.

DESCRIPTION OF NOTE. This Note represents a Capitalization Loan, as defined in that certain Management Agreement dated April ___, 1999, by and among, inter alia, Borrower and Lender (the "Management Agreement").

CHOICE OF USUARY CEILING AND INTEREST RATE. The interest rate on this Note has been implemented under the "Indicated Rate Ceiling" as referred to in Article 5069-1.04(a)(1) of Vernon's Texas Civil Statutes, as amended ("V.T.C.S."). The terms, including the rate, or index, formula, or provision of law used to compute the rate, on the Note, will be subject to revision as to current and future balances, from time to time, by notice from Lender in compliance with
Article 5069-1.04(i) V.T.C.S.

PAYMENT. Except as provided herein, Borrower shall pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on the Maturity Date. Borrower shall make regular yearly payments of accrued but unpaid interest beginning December 31, 1999, and all subsequent interest payments are due on the same day of each year thereafter. Interest on this Note is computed on a 365/360 simple interest basis; i.e., by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

MANDATORY PREPAYMENT. Borrower shall make mandatory prepayments from time to time equal to a portion of the "Net Profits" of Borrower, as defined in Section
7.1.3 of the Management Agreement, for such periods as Borrower and Lender may mutually agree from time to time, such portion to equal the percentage that the outstanding principal amount of the Capitalization Loan represented by this Note bears to the outstanding principal amount of all Capitalization Loans subject to the Management Agreement. This Note is also subject to acceleration, or this Note may be deemed paid in full, upon the occurrence of certain events described in Article 10 of the Management Agreement.

OPTIONAL PREPAYMENT. Borrower may pay without penalty all or any portion of the amount owed prior to the Maturity Date. All prepayments will be applied first against accrued but unpaid interest and then against the outstanding principal balance.

VARIABLE INTEREST RATE. The interest rate on this Note may be subject to change from time to time based on changes in the coupon rate for new issuances of 30-Year U.S. Treasuries (the "Index"). Lender shall inform Borrower of the current Index rate upon Borrower's request. The interest rate change will not occur more frequently than once in any three-month period. The Index currently is 5.25% per annum. The interest rate to be applied prior to the Maturity Date to the unpaid principal balance of this Note initially will be at a rate equal to the Index, resulting in an Initial Rate of 5.25% per annum, and shall thereafter be equal to the greater of the Initial Rate or the Index, adjusted if necessary for the maximum rate limitation described below. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the lesser of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note; or (b) the "Indicated Rate Ceiling" as referred to in Article 5069-1.04(a)(1) V.T.C.S.

POST-MATURITY DATE RATE. The Post-Maturity Date Rate on this Note is the maximum rate allowed by applicable law. Borrower shall pay interest on all sums due after the Maturity Date at the Post-Maturity Date Rate.

DEFAULT. Borrower will be in default, unless waived or deferred by Lender in writing, upon the occurrence of any of the following events: (a) Borrower fails to make any payment when due; (b) Borrower breaches any covenant, obligation, representation, or warranty Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, including the Management Agreement; (c) any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect; or (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.

If any default, other than a default in payment, is curable, it may be cured (and no event of default shall have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within 15 days; or (b) if the cure requires more than 15 days, immediately initiates steps that Lender deems in Lender's reasonable discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER=S OBLIGATIONS; THIRD-PARTY CURE AND SUBSTITUTION. In the event of a default in payment that is not waived by Lender, or any other default by Borrower that is not cured pursuant to the immediately preceding paragraph, Lender shall give written notice to the Company, attention Gerardo Canet, specifying the type and, in the case of a default in payment, amount of such default. The Company shall have the right, within 10 days following such written notice, to cure such default and succeed to all of the rights and obligations of Borrower under this Note.

LENDER'S RIGHTS. Upon default by Borrower, Lender may, subject to the Management Agreement, declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs, and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and Borrower must pay such amount. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts actually incurred by Lender as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan; the reasonable costs actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any titled collateral offered as security for this loan, or premiums or identifiable charges received in connection with the sale of authorized insurance. This Note has been delivered to Lender and accepted by Lender in the State of Texas. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Dallas County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Dallas County, the State of Texas. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of Texas and applicable federal laws.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the enforceability of the rest of the Note. In particular, this provision means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve, or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum rate allowed by applicable law. Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate all sums due under this Note does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidence hereby does not exceed the applicable usuary ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees, or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate this Note, and notice of acceleration of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker, or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon, or perfect Lender's security interest in the collateral without the consent or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

SECURITY.  This Note is unsecured.

       IN WITNESS WHEREOF, I have set my hand hereto as of the date first written above.

                                          BORROWER:



                                          /s/Gerardo Canet
                                          --------------------------------
                                          Gerardo Canet, President and CEO

                                  EXHIBIT 12.2

                IVP's Prior Relationships with Medical Practices


1.       Reproductive Science Center of Boston
2.       Shady Grove Reproductive Science Centers, Inc.
3.       Institute of Reproductive Medicine and Science of Saint
         Barnabas Medical Center

                                  EXHIBIT 13.2

         IVP's Trade Secrets, Proprietary, and Confidential Information


1.    All information related to IVP that is not directly related to IPSI.
2.    IVP retail pricing structure.
3.    All internal policies and procedures used by IVP.
4. IVP's rebate structure with all pharmaceutical drug manufacturers and distributors.
5.    IVP's business plans and strategies.
6. IVP's customer relationships, referral sources, payors, and patients. 7. IVP's dispensing and drug utilization data. 8. IVP's trade names and programs developed for its direct-to-patient distribution services. 9. Any other material, programs, or systems that IVP deems as confidential.